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                            [LETTERHEAD]

                                                         Exhibit 16





August 6, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 5, 1996 of SYS corporation and are in agreement in with the statements contained in the paragraphs
(a)(1)(i) to (vi) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP